UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐  Soliciting Material Pursuant to §240.14a-12

ARBOR REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As filed with the Commission on April 6, 2010

  Arbor Realty Trust, Inc.

April 6, 2010

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Arbor Realty Trust, Inc. to be held at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York, on May 18, 2010, at 1:00 p.m., local time. The matters to be considered by the stockholders at the annual meeting are described in detail in the accompanying materials.

It is important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person.

Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided.

Sincerely,

Ivan Kaufman
Chairman and Chief Executive Officer and President

  Arbor Realty Trust, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 18, 2010

THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE AT:
http://www.arborrealtytrust.com/cm.htm

Notice of Annual Meeting of Stockholders
To Be Held on May 18, 2010

To the Stockholders of Arbor Realty Trust, Inc.:

The annual meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), will be held at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York, on May 18, 2010, beginning at 1:00 p.m., local time. Directions to attend the annual meeting and vote in person are available on our website, www.arborrealtytrust.com, under the heading “Investor Relations” or can be obtained by calling our main telephone number, 1-516-506-4200.

The matters to be considered by stockholders at the annual meeting, which are described in detail in the accompanying materials, are:

(1) a proposal to elect four nominees as Class I directors, each to serve until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2) a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010; and

(3) the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Stockholders of record at the close of business on March 30, 2010 will be entitled to notice of and to vote at the annual meeting. It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. A proxy statement, proxy card, self-addressed envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2009 accompany this notice. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

Walter K. Horn
Corporate Secretary

April 6, 2010
Uniondale, New York

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 506-4200

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 18, 2010

Page

General Information Concerning Solicitation and Voting	1
Board of Directors	5
Audit Committee Report and Disclosures	14
Executive Officers	15
Executive Compensation	16
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationships and Related Transactions	30
Proposal No. 1: Election of Directors	34
Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2010	35
Stockholder Proposals for 2011	37
Other Matters	37

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Arbor Realty Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on May 18, 2010, at 1:00 p.m., local time, and any adjournments or postponements thereof.

“We,” “our,” “us,” and “the Company” each refers to Arbor Realty Trust, Inc. The Company is externally managed and advised by Arbor Commercial Mortgage, LLC, which we refer to as “our Manager.”

The mailing address of our executive office is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed on or about April 6, 2010 to holders of our common stock, par value $0.01 per share, of record at the close of business on March 30, 2010. Our common stock are the only securities entitled to vote at the annual meeting and are referred to as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2009.

A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

Matters to be Considered at the Annual Meeting

At the annual meeting, our stockholders will act upon:

(1) a proposal to elect four nominees as Class I directors, each to serve until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2) a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010; and

(3) the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

This proxy statement, form of proxy and voting instructions are being mailed starting on or about April 6, 2010.

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of voting securities held of record at the close of business on March 30, 2010 and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged The Altman Group to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $5,500, plus reasonable out-of-pocket expenses.

Stockholders Entitled To Vote

As of the close of business on March 30, 2010, there were 25,387,410 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on March 30, 2010 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

Required Quorum/Vote

A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present, in person or by proxy. If you have returned a valid proxy or if you hold your shares of our voting securities in your own name as holder of record and you attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting or the stockholders entitled to vote at the annual meeting, present in person or by proxy, to a date not more than 120 days after the record date without notice other than announcement at the meeting.

Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” occur when a bank, broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), banks, brokers and other nominees who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Banks, brokers and other nominees that do not receive instructions are not entitled to vote on the election of directors contained in Proposal No. 1, but may vote on ratification of the appointment of the independent registered public accounting firm contained in Proposal No. 2.

Election of each of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast in the election of directors at the annual meeting by holders of our voting securities. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. Shares represented by properly executed and returned proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors’ nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors. A vote “withheld” from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the annual meeting is required for the election of each director.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. If this selection is not ratified by holders of our voting securities, the Audit Committee and our Board of Directors may reconsider its appointment and endorsement, respectively. Abstentions have the same effect as a vote against the proposal. Even if the selection is ratified, the Audit Committee of the Company’s Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the following action will be taken with respect to each share of our voting securities represented in the proxy:

(1) a vote will be cast FOR the election of the four nominees as Class I directors, each to serve until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2) a vote will be cast FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010; and

(3) a vote will be cast in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any other matter to be presented at the annual meeting.

Voting

If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities in person at the annual meeting.

If your shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting.

Authorization of your proxy via telephone or the Internet may also be available depending on how you hold your shares. Please reference your proxy card for instructions on how to authorize your proxy by these methods.

Right to Revoke Proxy

If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the annual meeting, to our Corporate Secretary, at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553;

•	sign and mail a new, later dated proxy card to our Corporate Secretary at the address specified above;

•	if authorization of your proxy is available via the telephone or the Internet, by voting again via the telephone or Internet at least 24 hours prior to the Annual Meeting; or

•	attend the annual meeting and vote your shares in person.

If your shares are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

Multiple Copies of Annual Report to Stockholders

A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2009 will be mailed to stockholders entitled to vote at the annual meeting with this Proxy Statement and is also available without charge to stockholders upon written request to: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attn: Investor Relations. You may also access our Annual Report on Form 10-K as filed with the Securities and Exchange Commission under the “Investor Relations — SEC Filings” link on our website at www.arborrealtytrust.com.

In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” will not be used, however, if we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to the Corporate Secretary, Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. You may also contact our Corporate Secretary at (516) 506-4200. You may also notify us that you would like to receive separate copies of Arbor Realty Trust’s Annual Report and Proxy Statement in the future by writing to our Corporate Secretary. Even if your household has received only one Annual Report and one Proxy Statement, a separate proxy card has been provided for each stockholder account. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of Arbor Realty Trust’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the enclosed proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

Voting Results

American Stock Transfer & Trust Company, our independent tabulating agent, will have a representative present at the annual meeting and count the votes and will act as the Inspector of Election. We will publish the voting results in a Current Report on form 8-K which will be filed within four business days of our 2009 Annual Meeting of Stockholders.

Confidentiality of Voting

We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, and our outside legal counsel to examine these documents.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

(1) FOR the election of Mr. Bishar, Dr. Dykes, Mr. Martello and Mr. Permut, the four named nominees as Class I directors, each to serve until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010; and

(3) in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

BOARD OF DIRECTORS

General

Our Board of Directors presently consists of ten members. Pursuant to our charter, the Board of Directors is divided into three classes of directors, each serving for three years after election and until his or her successor is duly elected and qualifies, with one class up for election at each annual meeting. At this year’s annual meeting, the term of our three Class I directors will expire. Our other directors will remain in office for the remainder of their respective terms, as indicated below.

At the annual meeting, stockholders will vote on the election of Mr. John J. Bishar, Jr., Dr. Archie R. Dykes, Mr. Joseph Martello and Mr. Kyle A. Permut for a three-year term to serve until the 2013 annual meeting of stockholders and until their successors are duly elected and qualify.

The following table sets forth information concerning our ten directors, including the four Class I directors who are nominees for reelection at this year’s annual meeting.

Current Directors Who are Nominees for Reelection

Name	Class	Age	New Term to Expire at Annual Meeting in

John J. Bishar, Jr.	I	60	2013
Archie R. Dykes	I	79	2013
Joseph Martello	I	54	2013
Kyle A. Permut	I	48	2013

Current Directors Whose Terms are not Expiring

Name	Class	Age	Term Expires at Annual Meeting in

Ivan Kaufman	II	49	2011
C. Michael Kojaian	II	48	2011
Melvin F. Lazar	II	71	2011
Karen K. Edwards	III	53	2012
William Helmreich	III	64	2012
Walter K. Horn	III	67	2012

Nominees

John J. Bishar, Jr.  Mr. Bishar has served as one of our directors since April 2007. In September 2009, Mr. Bishar was named General Counsel of Arbor Commercial Mortgage, LLC and is also a member of Arbor Commercial Mortgage’s executive committee. From August 2007 until December 31, 2008, he was the U.S. General Counsel of National Grid U.S.A., a wholly-owned subsidiary of National Grid plc, a multi-national energy delivery company. From January 1, 2009 through July 31, 2009, he was the Senior Advisor to National Grid’s current U.S. General Counsel. At National Grid U.S.A., Mr. Bishar was responsible for all U.S. legal matters, as well as U.S. ethics, compliance and risk reporting. National Grid plc acquired KeySpan Corporation, a large, diversified U.S. energy delivery company, in August of 2007. Mr. Bishar was Executive Vice President, General Counsel and Chief Governance Officer of KeySpan Corporation from 2002 until the acquisition. At KeySpan Corporation, Mr. Bishar was responsible for the Legal Services Business Unit, the Corporate Secretary’s Office and for all governance and compliance matters. Prior to joining KeySpan in 2002, Mr. Bishar was a partner in the law firm of Cullen and Dykman LLP. He was the managing partner of the firm from 1993 to 2002 and a member of the firm’s executive committee. From 1980 to 1987, Mr. Bishar was a Vice President and the General Counsel and Corporate Secretary of LITCO Bancorporation of New York Inc. Mr. Bishar is a graduate of Georgetown University and Fordham University School of Law.

Mr. Bishar’s extensive legal and business experience at KeySpan Corporation and National Grid USA, as well as his leadership and legal experience as the managing partner of Cullen and Dykman LLP, provides him with expertise on legal and corporate governance matters, which led the Board of Directors to conclude that Mr. Bishar should serve as a director of the Company.

Archie R. Dykes.  Dr. Dykes has served as one of our directors since April 2006. Dr. Dykes is lead director of PepsiAmericas, Inc. He has served as chairman of Capital City Holdings Inc., a venture capital organization, for more than the past five years. Dr. Dykes served as Chairman and Chief Executive Officer of the Security Benefit Group of Companies from 1980 through 1987. He served as chancellor of the University of Kansas from 1973 to 1980. Prior to that, he was chancellor of the University of Tennessee. Dr. Dykes was Chairman of the Board and Chief Executive Officer of Fleming Companies, Inc. until September 2004. He assumed those roles at Fleming in March 2003 following his service to Fleming as Non-executive Chairman of the Board. He also serves as a director of Raytech Corporation and Midas, Inc. Dr. Dykes is a member of the board of trustees of the Kansas University Endowment Association and the William Allen White Foundation. He formerly served as Vice Chairman of the Commission on the Operation of the United States Senate and as a member of the executive committee of the Association of American Universities.

The Board of Directors has concluded that Dr. Dykes should serve as a director of the Company due to his extensive business and leadership experience in a variety of sectors, including insurance, financial services, research and development, consumer goods, automotive, non-profit and government.

Joseph Martello.  Mr. Martello has served as one of our directors since June 2003. Mr. Martello is currently Chief Operating Officer of Arbor Management, LLC, the managing member of Arbor Commercial Mortgage. He is responsible for management of the investment portfolio and overseeing the day-to-day operations within Arbor Management. Mr. Martello is also a member of the executive committee of Arbor Commercial Mortgage. From 1995 to 1999, Mr. Martello was Chief Financial Officer of Arbor Commercial Mortgage. From 1990 to 1995, Mr. Martello was the Chief Financial Officer of Arbor National Holdings, Inc. Prior to that, he was a senior manager with the international accounting and consulting firm of Ernst & Young for eleven years. Mr. Martello is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants, where he is a former executive member of the Board of Directors of the Suffolk County chapter. Mr. Martello also serves as a director of Citala, Ltd., a privately-owned technology firm based in Israel.

As a senior executive within the Arbor Commercial Mortgage group of companies for nearly 20 years, Mr. Martello brings a breadth of knowledge about real estate matters as well as the business and operations of the Company and its Manager. This led the Board of Directors to conclude that Mr. Martello should serve as a director of the Company.

Kyle A. Permut.  Mr. Permut has served as one of our directors since August 2005. Prior to becoming one of our directors, Mr. Permut served as a managing director from 1997 to 2005 at Canadian Imperial Bank of Commerce (CIBC), the largest bank in Canada and one of the 10 largest in North America. In this position, he was head of CIBC World Markets Debt Capital Markets Group in the United States. He was a member of the firm’s USA Management Committee, its executive board and the Debt Capital Markets Management Committee. Mr. Permut retired from CIBC in 2005.

Mr. Permut’s financial and leadership experience at CIBC, a large, complex financial organization, provides him with insight and expertise on the banking and financial services industries in general, which led the Board of Directors to conclude that he should serve as a director of the Company.

Continuing Directors

Ivan Kaufman.  Mr. Kaufman has served as our Chairman, Chief Executive Officer and President since June 2003. Mr. Kaufman has been Chief Executive Officer and President of Arbor Commercial Mortgage, our Manager, since its inception in 1993. Arbor Commercial Mortgage is a national commercial real estate finance company which specializes in debt and equity financing for multi-family and commercial real estate. In 1983, he co-founded a predecessor of Arbor National Holdings Inc. and its residential lending subsidiary, Arbor National Mortgage Inc., which became a public company in 1992 and was sold to BankAmerica in 1995. Mr. Kaufman was named regional

“Entrepreneur of the Year” by Inc. Magazine for outstanding achievements in financial services in 1990. Mr. Kaufman has also served on Fannie Mae’s regional advisory and technology boards, as well as the board of directors of the Empire State Mortgage Bankers Association.

As the founder and principal executive of Arbor Commercial Mortgage, LLC and its predecessor entities since 1983, Mr. Kaufman brings unparalleled knowledge about the real estate sector and our business and operations, which led the Board of Directors to conclude that he should serve as a director of the Company.

C. Michael Kojaian.  Mr. Kojaian has served as one of our directors since June 2003. Since 1998 Mr. Kojaian has been the chief operating officer of the Kojaian group of companies, a national multi-faceted real estate development, investment and asset management organization. Mr. Kojaian is the chairman of the board of Grubb & Ellis, a commercial real estate advisory firm.

Mr. Kojaian’s leadership and industry experience at the Kojaian group of companies and Grubb & Ellis, two large, complex organizations active in the real estate market, provide him with expertise and insights on real estate development, investment and management, which led the Board of Directors to conclude that Mr. Kojaian should serve as a director of the Company.

Melvin F. Lazar.  Mr. Lazar has served as one of our directors since his appointment in November 2003. Mr. Lazar is the founder of Lazar Levine & Felix LLP, certified public accountants, was its managing partner from 1969 until September 2002, and is still an employee of the firm, now known as ParenteBeard LLP. Mr. Lazar specializes in business valuations and merger and acquisition activities. Mr. Lazar serves on the boards of directors, and is the Chairman of the Audit Committees, of Enzo Biochem, Inc., a publicly-held biotechnology company, and Active Media Services, Inc., a privately-held corporate trading company.

As the managing partner of a certified public accounting firm for over 30 years and a member of the audit committees of a large public biotechnology company and a private corporate trading company, Mr. Lazar has extensive accounting and financial expertise in a variety of industries, which led the Board of Directors to conclude that Mr. Lazar should serve as a director of the Company.

Karen K. Edwards.  Ms. Edwards has served as one of our directors since August 2005. She was a Senior Vice President at GenSpring Family Offices (formerly Asset Management Advisors), an integrated wealth management firm, from June 2004 until October 2008. From January 2001 to August 2001, she was the Chief Operating Officer at New Vantage Group, a firm that manages early-stage venture funds for active angel investors. She co-founded the Investment Banking Group at Friedman, Billings, Ramsey & Co. (FBR), where she was a managing director from 1992 to 2000. In that role, she was responsible for raising equity and high yield debt capital for financial institutions and other financial services companies. She also developed FBR’s mergers and acquisitions practice. Ms. Edwards is a Chartered Financial Analyst and a member and former president of the CFA Society of Washington. She is a member and former Treasurer of Women in Housing and Finance. She currently serves on the Alumni Board of the University of Virginia’s Darden Graduate School of Business.

As a CFA, investment banker and executive with several financial services and asset management companies over the past 25 years, Ms. Edwards has gained valuable insight and expertise in business valuation and capital markets, specifically pertaining to financial services companies and institutions and real estate investment trusts, leading the Board of Directors to conclude that she should serve as a director of the Company.

William Helmreich.  Dr. Helmreich has served as one of our directors since June 2003. Dr. Helmreich is the founder, and since 1980, owner and president of Byron Research and Consulting, a market research firm specializing in financial research, political polling, legal consulting, and issues relating to food products and real estate. He is a professor of Sociology at City College of New York and the CUNY Graduate Center, where he teaches sociology of marketing and consumer behavior. Since 2000, Dr. Helmreich has also been retained as Chairman for Academic Affairs for North Shore Hebrew Academy. He is a director of Transaction Inc., North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., as well as other not-for-profit boards, and was a Senior Vice President of Good Earth Teas for many years.

As the owner and president of a market research firm specializing in financial research, legal consulting, and issues relating to real estate, Dr. Helmreich brings a unique perspective on real estate and finance, which led the Board of Directors to conclude that he should serve as a director of the Company.

Walter K. Horn.  Mr. Horn has served as one of our directors since November 2003 and our Corporate Secretary since July 2003. Mr. Horn was also our General Counsel and Director of Compliance until his retirement from those positions effective January 1, 2008. Mr. Horn is also a member of Arbor Commercial Mortgage’s executive committee. Mr. Horn was General Counsel of Arbor National Holdings from 1991 until its sale in 1995 and was General Counsel of Arbor Commercial Mortgage until March 2005. Mr. Horn’s experience also includes serving as General Counsel with Resource One, Inc. and Long Island Trust Company.

Mr. Horn served as a senior executive and legal advisor to the Arbor Commercial Mortgage group of companies, including the Company, from 1991 to 2008, which has provided him with a wealth of knowledge relating to our corporate governance issues and business and operations, which led the Board of Directors to conclude that he should serve as a director of the Company.

Corporate Governance Profile

We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines govern, among other things, board member qualifications, responsibilities, education and management succession. A copy of the corporate governance guidelines may be found at the corporate website at www.arborrealtytrust.com under the heading “Investor Relations — Corporate Governance.”

The Board of Directors met on 18 occasions and acted by written consent on six occasions during 2009. No incumbent director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served during 2009.

Senior Officer Code of Ethics and Code of Business Conduct and Ethics

We have adopted a senior officer code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Credit Officer and Controller (or persons performing similar functions to the aforementioned officers regardless of whether such persons (1) are employed directly by the Company or (2) are employed by our Manager pursuant to a management agreement). We have also adopted a code of business conduct and ethics applicable to all employees, officers and directors. Both codes are available on our website at www.arborrealtytrust.com under the heading “Investor Relations — Corporate Governance.” You may also obtain these documents, as well as our corporate governance guidelines, in print free of charge by writing the Company at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553: Attention: Investor Relations. Amendments to, and waivers from, the senior officer code of ethics and the code of business conduct and ethics for a director or officer will be disclosed at the same website address and heading provided above. We have filed our 2009 Domestic Company Section 303A CEO Certification with the NYSE without any qualifications. Our Sarbanes-Oxley Section 302 Certification was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2009.

Combined Principal Executive Officer and Board Chair Positions; Independent Director Committee

Mr. Kaufman serves as both the Company’s Chief Executive Officer and Chairman of the Board of Directors, which the Board of Directors has determined is the most appropriate governance structure for the Company. Mr. Kaufman has served in this capacity since the Company’s formation in June 2003. With over 25 years of experience in the real estate finance industry, Mr. Kaufman has a breadth of unique and specialized knowledge about our business operations. Mr. Kaufman solicits input from the Company’s board of directors regarding the board agenda and processes. To facilitate coordination with the independent directors and the exercise of independent judgment by the Board of Directors, (1) the Board has established an Independent Director Committee (as described further below), of which Dr. Dykes currently serves as the Chair, and (2) our non-management directors, each of whom are independent directors under the NYSE’s Corporate Governance Standards, meet regularly in executive session without any members of management present and Mr. Permut currently presides at such sessions. The director who chairs the executive sessions of the Company’s non-management directors facilitates communication between the independent directors and the Chairman of the Board, ensures appropriate information is sent to the Board and works with the Chairman to identify agenda and other discussion items for the Board.

Role of the Board of Directors in the Oversight of Risk Management

The Audit Committee takes the lead for the Board in oversight of the Company’s risk management activities. At least quarterly the Audit Committee receives a review of the Company’s investment portfolio and its quarterly results from the Company’s Chief Financial Officer and an internal audit report and a Sarbanes-Oxley compliance report from the Company’s internal auditor, David Landau & Associates, LLC. The review of the Company’s investment portfolio and its quarterly results covers a wide range of topics and potential issues that could impact the Company, including matters such as investment performance, investment risks, counterparty risks of its asset management activities and balance sheet, results of operations, key financial metrics and operational and integration risks. The internal audit plan for the Company is approved by the Audit Committee and regular reports on the progress and results of the internal audit program are provided to the Audit Committee. The Company’s independent registered public accounting firm, Ernst & Young LLP, provides the regular audit report. Aspects of these reports are presented to the full Board at least quarterly by either the Chairman of the Audit Committee or the member of management responsible for the given subject area. In addition, the entire board of directors receives reports from the General Counsel of the Manager with respect to any legal or regulatory matters that could materially affect the Company.

Director Independence

Of our ten directors, six have been determined by our Board of Directors to be independent for purposes of the NYSE listing standards. Our independent directors are Messrs. Kojaian, Lazar and Permut, Drs. Dykes and Helmreich and Ms. Edwards. In determining director independence, the Board of Directors reviewed, among other things, whether any transactions or relationships currently exist, or have existed in the past, between each director and the Company and its subsidiaries, affiliates and equity investors or independent registered public accounting firm. In particular, the board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

The Board also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. In reviewing the independence of Dr. Helmreich, the board carefully reviewed whether (1) Mr. Kaufman’s and Dr. Helmreich’s current and prior participation on the boards of North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., all of which are not-for-profit organizations, (2) Dr. Helmreich’s engagement since the summer of 2000 as an external consultant by North Shore Hebrew Academy in the capacity of chairman of Academic Affairs of North Shore Hebrew Academy and (3) Dr. Helmreich’s prior receipt of consulting fees from Arbor Management, LLC should, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Dr. Helmreich is independent. The board, in particular, reviewed the materiality of the transactions to the parties involved, the compensation and timing of Dr. Helmreich’s advisory role with North Shore Hebrew Academy and Arbor Management, LLC and the absence of any employment or compensatory capacity by Dr. Helmreich with NSH Affordable Housing of Indiana, Inc. In reviewing the independence of Mr. Kojaian, the board carefully reviewed whether (1) Mr. Kaufman’s and Mr. Kojaian’s co-investment in an operating company and (2) Mr. Kojaian’s beneficial ownership of approximately 4.4% of the Company’s common stock, should, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Mr. Kojaian is independent. The board, in particular, reviewed the materiality of the transactions to the parties involved. In reviewing the independence of Mr. Permut, the board carefully reviewed whether Mr. Permut’s previous designation as the legal guardian of the then minor children of Mr. Kaufman and his wife in the event of their death and his appointments as a secondary successor executor under the wills of Mr. Kaufman and his wife and the initial successor trustee of certain of Mr. Kaufman’s estate planning vehicles should, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Mr. Permut is independent. As a result of its review, the board affirmatively determined that Messrs. Kojaian, Lazar and Permut, Drs. Dykes and Helmreich and Ms. Edwards were independent under the NYSE listing standards. In 2007, 2008 and until his appointment as the General Counsel of Arbor Commercial Mortgage in September 2009, the Board had affirmatively determined that Mr. Bishar was independent under the NYSE listing standards.

Board Committees

Our board has established four standing committees, the principal functions of which are briefly described below. Matters put to a vote at any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee. Our Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

Audit Committee

Our Board of Directors has established an Audit Committee, which is currently composed of three of our independent directors, Mr. Lazar, Dr. Dykes and Ms. Edwards. Mr. Bishar served as the fourth member of the audit committee from the beginning of 2009 until his appointment as the General Counsel of Arbor Commercial Mortgage in September 2009. During 2009, the Audit Committee met on five occasions and acted by written consent on one occasion. The Audit Committee selects and appoints the Company’s independent registered public accounting firm and assists the board in overseeing (1) the integrity of the Company’s financial statements, (2) the Company’s independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function and (4) the Company’s compliance with legal and regulatory requirements.

Mr. Lazar currently serves as chairman of the Audit Committee. The board has determined that Mr. Lazar qualifies as an “Audit committee financial expert” as defined by the rules of the SEC and that each member of the Audit Committee is “financially literate.” The Audit Committee is governed by a charter that has been adopted by the Board of Directors.

Compensation Committee

Our Board of Directors has established a Compensation Committee, which is composed of four of our independent directors, Messrs. Kojaian, Lazar and Permut and Dr. Helmreich. During 2009, the Compensation Committee met on four occasions and acted by written consent on two occasions. Mr. Kojaian is currently the chairman of the Compensation Committee. The principal functions of the Compensation Committee are to (1) evaluate the performance of our officers and certain of the most highly compensated employees of Arbor Commercial Mortgage who provide services to us pursuant to the amended management agreement (as described further in “Executive Compensation”); (2) review the compensation payable to our officers and non-employee directors and certain of the most highly compensated employees of Arbor Commercial Mortgage who provide services to us pursuant to the amended management agreement; (3) evaluate the performance of Arbor Commercial Mortgage; (4) review the compensation and fees payable to Arbor Commercial Mortgage under our management agreement; (5) review and discuss with management the compensation discussion and analysis disclosure included in this proxy statement; and (6) administer the issuance of any stock to our employees or the employees of Arbor Commercial Mortgage who provide services to us. The Compensation Committee is governed by a charter that has been adopted by the Board of Directors.

Nominating/Corporate Governance Committee

Our Board of Directors has established a Nominating/Corporate Governance Committee, which is composed of three of our independent directors, Drs. Helmreich and Dykes and Ms. Edwards. Dr. Dykes has served as a member of this committee since May 2009. Mr. Bishar also served as a member of this committee from the beginning of 2009 until his appointment as the General Counsel of Arbor Commercial Mortgage in September 2009. During 2009, the Nominating/Corporate Governance Committee met on two occasions and acted by written consent on one occasion. Dr. Helmreich currently serves as chairman of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The Nominating/Corporate Governance Committee is also responsible for (1) preparing and submitting to the board for adoption the committee’s selection criteria for director nominees; (2) reviewing and making recommendations on matters involving general operation of the board and our corporate governance; and (3) annually recommending to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the board. The Nominating/Corporate Governance Committee is governed by a charter that has been adopted by the Board of Directors.

Copies of the charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee charter are available on our website, www.arborrealtytrust.com, under the heading “Investor Relations — Corporate Governance.” You may also obtain these documents in print free of charge by writing the Company at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553: Attention: Investor Relations.

Independent Director Committee

Our Board of Directors has established an Independent Director Committee, which is currently composed of our six independent directors, Messrs. Kojaian, Lazar and Permut, Drs. Helmreich and Dykes and Ms. Edwards. Dr. Dykes currently serves as chairman of the Independent Director Committee. The Independent Director Committee is responsible for, among other things, considering and voting upon matters as to which the Board of Directors determines Arbor Commercial Mortgage or its affiliates (other than the Company or its subsidiaries) or any of our directors (other than an independent director) or officers has a conflict of interest, including the approval of transactions between the Company and Arbor Commercial Mortgage. The individual who serves as the chair of the Independent Director Committee rotates each year among our independent directors.

In March 2009, the Independent Director Committee formed a subcommittee consisting of Messrs. Lazar, Bishar and Permut to consider related party transactions proposed to be entered by Company on the one hand and Arbor Commercial Mortgage, Mr. Kaufman or any of their respective affiliates (other than the Company) on the other hand, when expedient approval of such transaction would be deemed necessary or appropriate. As of his appointment as the General Counsel of Arbor Commercial Mortgage in September 2009, Mr. Bishar no longer served on this subcommittee. In September 2009, Dr. Dykes was appointed to this subcommittee in order to replace Mr. Bishar as the third member. In 2009, the Independent Director Committee specifically delegated to this subcommittee the power and authority to negotiate the terms and conditions of the amendment and restatement of the Company’s management agreement with Arbor Commercial Mortgage, which is described under “Certain Relationships and Related Transactions — Relationships with Our Manager — Management and Services Agreements.” However, all of the Company’s then-independent directors approved the final terms of the amended management agreement in August 2009. Since the amendment of the management agreement in 2009, the Company has agreed to reimburse Arbor Commercial Mortgage for its actual costs incurred to manage the Company’s business and operations pursuant to the terms of an annual budget, which is subject to the review and approval of the Independent Director Committee of the Board on an annual basis and is also subject to quarterly reconciliation procedures.

Non-Management Directors

As required by the NYSE’s Corporate Governance Standards, our non-management directors, each of whom are independent directors under the NYSE’s Corporate Governance Standards, meet regularly in executive session without any members of management present. Mr. Permut currently presides at such regularly scheduled executive sessions of the non-management directors.

Stockholder and Interested Party Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Interested parties and stockholders may contact any member of the board (or all members), including non-management directors, by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the office of the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Director Nomination Procedures; Diversity

The Nominating/Corporate Governance Committee generally believes that, at a minimum, candidates for membership on the Board of Directors should have demonstrated an ability to make a meaningful contribution to the Board of Directors’ oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating/Corporate Governance Committee recommends director nominees to the Board of Directors based on, among other things, its evaluation of a candidate’s experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the Board of Directors, the Nominating/Corporate Governance Committee also seeks to have the Board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

The Nominating/Corporate Governance Committee may identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. It may also engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating/Corporate Governance Committee will also consider candidates recommended by stockholders.

The Nominating/Corporate Governance Committee anticipates that once a person has been identified by the committee as a potential candidate, the committee will collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Corporate Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. If the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating/Corporate Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the Nominating/Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

In addition to stockholder proposals of director nominees submitted in accordance with our bylaws, as summarized below under “Stockholder Proposals for 2011,” the Nominating/Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating/Corporate Governance Committee in care of the Corporate Secretary at

Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. Director recommendations submitted by stockholders should include the following:

•	the name, age, business address and residence address of the individual(s) recommended for nomination;

•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition; and

•	all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Stockholder nominations and proposals submitted in accordance with our bylaws must be delivered to the Corporate Secretary not earlier than the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of stockholders; provided, however, that if the date of mailing of the notice for the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the mailing of the notice for the preceding year’s annual meeting, the stockholder recommendation and information described above must be delivered not earlier than the 120th day prior to the mailing of the notice for the upcoming annual meeting and not later than the close of business on the later of (1) the 90th day prior to the mailing of the notice for the upcoming annual meeting of stockholders and (2) the 10th day following the date on which public announcement of the mailing of the notice for the upcoming annual meeting is first made.

The Nominating/Corporate Governance Committee expects to use a similar process to evaluate candidates to the Board of Directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Director Attendance at Annual Meeting

We do not currently maintain a policy requiring our directors to attend the annual meeting; however, attendance by our directors is encouraged. Nine of our directors attended the 2009 annual meeting of stockholders.

AUDIT COMMITTEE REPORT AND DISCLOSURES

The following report of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that all members of the Audit Committee meet the independence standards established by the NYSE.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function and (4) the Company’s compliance with legal and regulatory requirements.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s Annual Report to Stockholders for fiscal year ended December 31, 2009 with the Company’s management and independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in rule 3200T.

In addition, the Audit Committee discussed with the independent registered public accounting firm the registered public accounting firm’s independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by PCAOB Ethics and Independence Rule 3526 Communications with Audit Committee Concerning Independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Audit Committee:

Melvin F. Lazar (Chairman)
Archie R. Dykes
Karen K. Edwards

April 6, 2010

EXECUTIVE OFFICERS

Our executive officers are elected annually by our Board of Directors and serve for a term of one year and until their respective successors are elected and qualify. Set forth below is information regarding our executive officers, as of the date of this proxy statement, unless otherwise indicated:

Name	Age	Position

Ivan Kaufman(*)	49	Chairman of the Board of Directors, Chief Executive Officer and President
Paul Elenio	42	Chief Financial Officer and Treasurer
Gene Kilgore	43	Executive Vice President — Structured Securitization
Fred Weber	49	Executive Vice President — Structured Finance
Walter K. Horn(*)	67	Corporate Secretary and Director
John Felletter	52	Senior Vice President — Asset Management

(*)	Biographical information is provided above under “Board of Directors.”

Paul Elenio.  Mr. Elenio has served as our Chief Financial Officer and Treasurer since September 2005. Mr. Elenio joined Arbor National Holdings, the predecessor company of our Manager, Arbor Commercial Mortgage, in 1991. In 1995, he was promoted to Vice President, Controller, in 2002 assumed the position of Vice President of Finance and in 2004 was further promoted to Senior Vice President, Finance. Mr. Elenio is responsible for overseeing all aspects of our financial operations. This includes financial reporting, tax planning, budgeting, and the appropriate utilization of our capital. He is also in charge of investor relations. Mr. Elenio also serves on Arbor Commercial Mortgage’s executive committee. Prior to joining Arbor Commercial Mortgage, Mr. Elenio was employed with Ernst & Young from 1989 to 1990 in the auditing department.

Gene Kilgore.  Mr. Kilgore has served as our Executive Vice President — Structured Securitization since October 2004. Mr. Kilgore also serves on Arbor Commercial Mortgage’s executive committee. From September 2001 to September 2004, Mr. Kilgore was a portfolio manager for ZAIS Group, LLC, a structured finance investment advisor. From September 2000 to August 2001, Mr. Kilgore was director of risk finance at Barclays Capital. From September 1996 to September 2000, Mr. Kilgore worked at Standard & Poor’s Ratings Service, where he was a director in the collateralized debt obligations group. He has also served as Vice President of Corporate Lending and Commercial Real Estate at Wachovia Bank.

Fred Weber.  Mr. Weber has served as our Executive Vice President — Structured Finance since June 2003. He also continues to provide services to Arbor Commercial Mortgage in his capacity as a continuing member of Arbor Commercial Mortgage’s executive committee. Mr. Weber was employed by Arbor Commercial Mortgage from May 1999 until July 1, 2003. At Arbor Commercial Mortgage, Mr. Weber oversaw Arbor Commercial Mortgage’s structured finance and principal transaction group, where he was responsible for origination, underwriting and closing coordination of debt and equity financing for various asset types and classes of commercial real estate nationwide. He has been involved in the mortgage banking industry for more than 18 years and has extensive real estate finance and acquisition experience. Mr. Weber is a member of the real estate finance committee of the Real Estate Board of New York. From July 1997 through February 1999, Mr. Weber was a partner and co-head of the real estate department with Kronish Lieb Weiner & Hellman LLP. Previously, Mr. Weber was a partner with the law firm of Weil, Gotshal & Manges LLP.

John Felletter.  Mr. Felletter has served as our Senior Vice President of Asset Management since November 2008. He was a director at UBS from 1999 to 2006. In 2006, UBS created Dillon Read Asset Management and Mr. Felletter served as a Director of the manager of that fund from 2006 to August 2007. Mr. Felletter has also held portfolio/asset management positions at Capital Trust (from 1998 to 1999), Phoenix Realty Securities (from 1996 to 1998), with the J.E. Roberts/Goldman Sachs Venture (from 1994 to 1996). Previously, Mr. Felletter worked for the Resolution Trust Corporation, Citibank, Capital Alliance, and Connecticut National Bank. Mr. Felletter has over 27 years of commercial real estate debt and equity experience, including acquisitions/dispositions, loan securitizations, exposure to troubled debt restructuring, workout and bankruptcy and oversight of portfolio monitoring, investor reporting and loan servicing. Mr. Felletter holds the Chartered Financial Analyst designation. Prior to his corporate career, Mr. Felletter served as a First Lieutenant in the United States Marine Corps.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Principles

The Compensation Committee acknowledges that the real estate finance industry is highly competitive and that experienced professionals have significant career mobility. The Company competes for executive talent with a large number of real estate investment companies and specialty finance companies, some of which are privately owned and some of which have significantly larger market capitalization than the Company. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our “named executive officers” and other key employees is essential to maintaining our competitive position in the real estate finance industry. For 2009, our “named executive officers” are Mr. Kaufman, our Chief Executive Officer, Mr. Elenio, our Chief Financial Officer, and Messrs. Weber, Kilgore and Felletter, the three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) who were serving as executive officers of the Company as of the end of 2009. All cash compensation and benefits for Messrs. Kaufman and Elenio are paid or provided by Arbor Commercial Mortgage, our Manager, pursuant to the amended management agreement described below, because they are employees of our Manager. The Company is required to reimburse Arbor Commercial Mortgage for a portion of the base salaries and annual cash bonuses paid to employees of Arbor Commercial Mortgage who provide services to the Company, although the Compensation Committee has sole discretion to approve the Company’s portion of the annual cash bonus payable to the most highly compensated of these employees, including Messrs. Kaufman and Elenio.

The Compensation Committee’s goal is to maintain compensation programs that are competitive within our industry, reward executives if the Company achieves its operational, financial and strategic goals and build stockholder value. In determining the form and amount of compensation payable by the Company to the named executive officers, the Compensation Committee is guided by the following objectives and principles:

•	Compensation levels should be sufficiently competitive to attract and retain key executives. The Company aims to ensure its executive compensation program attracts, motivates and retains high performance talent and rewards them for the Company achieving and maintaining a competitive position in its industry. The Compensation Committee believes that total compensation should increase with position and responsibility.

•	Compensation should relate directly to performance and incentive compensation should constitute a substantial portion of total compensation. The Company aims to promote a pay-for-performance culture, with a majority of total compensation being “at risk”. Accordingly, a substantial portion of total compensation should be tied to and vary with the Company’s operational, financial and strategic performance, as well as individual performance. The Compensation Committee believes that executives with greater roles and the ability to directly impact the Company’s strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

•	Long-term incentive compensation should align executives’ interests with the Company’s stockholders. Awards of equity-based compensation encourage executives to focus on the Company’s long-term growth and prospects and motivate executives to manage the Company from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career orientation.

The Compensation Committee does not employ a specific policy, practice or formula regarding an allocation between cash and non-cash compensation with respect to compensation paid to executives by the Company.

The Compensation Committee reviews at least annually the goals and objectives of the Company’s executive compensation plans, incentive compensation plans, equity-based plans and other compensation and employee benefit plans. The Compensation Committee believes that the Company’s benefits are competitive with its peers and provide adequate incentives for strong performance.

Compensation Setting Process

Management’s Role in the Compensation-Setting Process

The Compensation Committee believes the Company’s Chief Executive Officer, Mr. Kaufman, is in the best position to determine the responsibilities of each other executive officer and observe how well each executive performs his responsibilities. Mr. Kaufman provides recommendations to the Compensation Committee regarding base salary levels and the form and amount of the annual cash incentive award and restricted stock awards paid to all of the other executive officers by the Company. The Compensation Committee may exercise its discretion in modifying any of the recommendations and is responsible for ultimately approving all compensation arrangements payable by the Company to the named executive officers. Mr. Kaufman does not participate in any deliberations or approvals by the Compensation Committee with respect to any equity-based or other incentive awards that our Compensation Committee may grant to him. Additionally, Mr. Kaufman and other officers of the Company will provide compensation and other information to the Compensation Committee upon its request.

Mr. Kaufman’s recommendations are based on his evaluation of the executive officers’ performance, their contribution toward achieving operational, financial and strategic goals, current and historical elements of each executive’s compensation and the financial performance of the Company.

Compensation Consultant

The charter of the Compensation Committee provides the committee with the sole authority to retain and terminate any compensation consulting firm or other adviser as it deems appropriate. For 2009, the Compensation Committee did not engage a compensation consulting firm.

Determining Compensation Levels

The Compensation Committee annually determines targeted total compensation levels, as well as the individual compensation components payable by the Company to the named executive officers. In making such determinations, the Compensation Committee reviews and considers (1) recommendations of the Company’s Chief Executive Officer, (2) historical compensation levels for each named executive officer, (3) industry and market conditions and the Company’s future objectives and challenges, and (4) overall effectiveness of the executive compensation program. The Compensation Committee does not utilize specific performance-based goals and does not engage in benchmarking compensation, but reviews general industry trends as well as the overall performance of the Company in determining total compensation levels.

Based upon its own judgment, the Compensation Committee approved the Company’s allocable portion of the total compensation payable to Mr. Kaufman with respect to his service in 2009. Based upon discussions and recommendations of the Company’s Chief Executive Officer, and upon its own judgment, the Compensation Committee approved (i) the base salary and cash incentive award of each of Messrs. Weber, Kilgore and Felletter with respect to their service in 2009, and (ii) the Company’s allocable portion of the base salary and cash incentive award payable to Mr. Elenio with respect to his service in 2009. The Compensation Committee believes these approved forms and levels of compensation are reasonable, appropriate and in line with the Company’s compensation philosophy and principles.

Forms of Compensation

Total compensation for the named executive officers, as paid by the Company, is comprised of one or more of the following components:

•	base salary;

•	annual incentive awards;

•	long-term incentive awards; and

•	retirement and other benefits.

Our named executive officers do not have employment, severance or change of control agreements, although their restricted stock award agreements provide for accelerated vesting upon our change of control as further described under “— Annual Incentive Awards — Restricted Stock Awards.” Our named executive officers serve for a term of one year and until their respective successors are elected and qualify, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the Company’s performance-based employment and compensation philosophy.

Base Salary

Salaries provide executives with a base level of income and help achieve the objectives outlined above by attracting and retaining strong talent. The Compensation Committee reviews and approves (i) the base salaries of Messrs. Weber, Kilgore and Felletter, and (ii) the Company’s allocable portion of the base salary payable to Messrs. Kaufman and Elenio. Generally, base salaries are not based upon specific measures of corporate performance, but are determined by (1) tenure of service, (2) scope and complexity of the position, including current job responsibilities, (3) an evaluation of each officer’s individual performance and contribution to the Company’s operational, financial and strategic goals and objectives, and (4) with respect to the named executive officers other than Mr. Kaufman, the recommendations of our Chief Executive Officer. Consistent with compensation practices commonly applied in the real estate finance industry, salaries generally form a lower percentage of an executive’s total compensation, with a substantial portion of total compensation coming from incentive compensation that is tied to Company performance.

For a further description of the base salaries paid to the named executive officers by the Company in 2009, please refer to the Summary Compensation Table for 2009 set forth below.

Annual Incentive Awards

The Company aims to promote a pay-for-performance culture, with a majority of total compensation being “at risk”. The annual incentive award paid by the Company may be in the form of cash, stock-based awards under the 2003 Omnibus Stock Incentive Plan (the “Stock Incentive Plan”) or a combination thereof, at the discretion of the Compensation Committee. The Company does not have any specific policy, practice or formula regarding an allocation between the cash component and the stock-based component. These awards are designed to help achieve the objectives of the compensation program and may vary significantly from year to year. The Compensation Committee has not established any specific performance-based goals that must be met in order to receive the annual incentive award.

The Compensation Committee believes that the structure and ultimate payout amounts of the incentive awards are appropriate to attract, retain and reward the named executive officers, are competitive with those offered by our peers, provide a strong, long-term performance and retention incentive, support a pay-for-performance culture, and increase the applicable named executive officers’ vested interest in the Company.

For 2009, the Compensation Committee determined to pay the annual incentive awards of the named executive officers in cash, in amounts relative to each individual’s contributions and responsibilities. Individuals with increased ability to directly impact the Company’s performance were allocated larger awards because they bear a greater proportion of the risk that compensation will decrease if the Company does not perform as expected. In March 2010, the Company paid cash incentive awards to the following executives with respect to their performance in 2009:

Mr. Weber received an annual cash incentive award of $1,550,000 directly from the Company, and $450,000 as the Company’s allocable portion of Arbor Commercial Mortgage’s bonus paid to Mr. Weber that was reimbursed by us, for managing our loan portfolio in 2009.

Mr. Kilgore received an annual cash incentive award of $600,000 for managing our securitization platform.

Mr. Felletter received an annual cash incentive award of $275,000 for monitoring our portfolio.

The Company’s independent directors determined to reimburse the Manager $135,000 in cash as the Company’s allocable portion of the annual cash incentive award payable to Mr. Elenio.

Long-Term Incentive Awards

Restricted Stock Awards.  Since the Company’s formation in 2003, the Compensation Committee has granted the named executive officers (as well as other employees of the Company, employees of the Manager who provide services to the Company and the Company’s non-management directors) restricted stock awards, consisting of shares of the Company’s common stock that vest annually over a multi-year period, subject to the recipient’s continued service to the Company. Employees realize value as the common stock underlying these restricted stock awards vests, with the value increasing if the Company’s stock performance increases after the date of grant. Additionally, all of the common stock underlying these restricted stock awards, whether or not vested, is entitled to cash dividends paid to the Company’s stockholders, although no such dividends were paid to stockholders in 2009. All restricted stock awards have been granted pursuant to the Stock Incentive Plan.

The Compensation Committee believes that stock-based awards must be sufficient in size and value to provide a strong, long-term performance and retention incentive for named executive officers, and to increase their vested interest in the Company. In determining the equity component of a named executive officer’s compensation, the Compensation Committee considers all relevant factors, including the Company’s performance and relative stockholder return, the awards granted in past years and the relative value of the awards.

Stock-Based Awards for 2009.  On April 21, 2009, the Compensation Committee granted each of Messrs. Elenio, Weber and Kilgore 30,000 shares of common stock with respect to their 2008 performance. On April 21, 2009, the Compensation Committee also granted 15,000 shares of common stock to Mr. Felletter. In order to emphasize employee retention at a critical time for the Company, and due to the relatively low value of these grants based on the current market value of the Company’s common stock, all of these grants were fully vested as of the date of grant. For the same reasons, the Compensation Committee decided in April 2009 to accelerate the vesting of all then unvested shares underlying restricted stock awards previously granted to Messrs. Elenio, Weber and Kilgore (as well as all other recipients of restricted stock grants to such date). The following table sets forth each named executive officer who owned shares subject to vesting prior to such acceleration and the number of shares that became fully vested in April 2009 due to such acceleration:

Number of
Named Executive Officer	Shares Accelerated

Ivan Kaufman	—
Fred Weber	130,606
Gene Kilgore	66,206
Paul Elenio	26,906

Consistent with its historical practice of granting annual stock based awards to the named executive officers (other than Mr. Kaufman) with respect to their service to the Company and performance in the most recently completed fiscal year, in 2010, the Compensation Committee may, in its sole discretion, grant certain of our named executive officers stock-based awards, consisting of restricted stock with a multi-year vesting schedule and/or stock options with a multi-year vesting schedule under our Stock Incentive Plan with respect to their service to the Company and performance in 2009. In view of his significant ownership of the Company’s common stock, the Compensation Committee did not grant Mr. Kaufman any stock-based awards in 2009, and does not expect to grant Mr. Kaufman any stock-based awards in 2010.

The Company does not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. The Compensation Committee has generally granted stock-based awards once a year in the month of April.

Future Grants of Stock Options.  The Compensation Committee has traditionally viewed restricted stock awards as more effective than stock options in achieving the Company’s compensation objectives. However, given the current environment, the significant dislocation in the capital and credit markets in general and the commercial real estate market in particular, and the significant decline in the market value of the Company’s common stock over the past year, the Compensation Committee now considers stock options, in addition to restricted stock awards, as a viable tool to retain key employees on a going forward basis. To the extent that the Compensation Committee decides to grant stock options under the Stock Incentive Plan in the future, (i) the exercise price for the stock options will be equivalent to the market price of the underlying common stock on the date of grant, (ii) the stock options will vest over a multi-year period, and (iii) the stock options will be exercisable for ten years from the date of grant. Stock options align employee incentives with the interests of shareholders because they have value only if the Company’s stock price increases over time. The Compensation Committee believes that the ten-year term of the stock options will help focus employees on the Company’s long-term growth. Because the Company’s stock options will vest over a multi-year period, stock options are intended to help retain key associates and keep employees focused on long-term performance.

Retirement and Other Benefits

The Company maintains a 401(k) plan through an affiliate for all employees, including the named executive officers, as a source of retirement income by enabling participants to save on a pre-tax basis and by providing Company matching contributions. All of the named executive officers participated in the 401(k) plan in 2009. However, the Company only made matching contributions for Messrs. Weber, Kilgore and Mr. Felletter. Arbor Commercial Mortgage made a matching contribution for Mr. Elenio, and the Company reimbursed the Manager for an allocable portion of the total matching contribution pursuant to the cost reimbursement provisions of the amended management agreement.

The Company does not maintain any non-qualified deferred compensation plans that would allow executives to elect to defer receipt (and taxation) of their base salaries, bonuses or other compensation.

The named executive officers are eligible to participate in the Company’s active employee flexible benefits plans, which are generally available to all Company employees. Under these plans, all employees are entitled to medical, dental, vision, life insurance and long-term disability coverage. Additionally, all of the Company’s employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee believes that the Company’s commitment to provide the employee benefits described above recognizes that the health and well-being of the Company’s employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.

The Company provides all named executive officers who are Company employees, Messrs. Weber, Kilgore and Felletter, with (1) life insurance coverage equal to their annual salary, subject to a maximum of $250,000, and (2) long-term disability coverage equal to 60% of their current base salary, up to a maximum annual benefit of $120,000. Arbor Commercial Mortgage provided similar coverage for Mr. Elenio, and the Company reimbursed the Manager for an allocable portion of the total coverage contribution pursuant to the cost reimbursement provisions of the amended management agreement.

For further information regarding the premiums paid on the named executive officers’ insurance policy, please refer to the Summary Compensation Table set forth below.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” (the chief executive officer and three other most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1 million. Excluded from total compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code. Unless an exception applies, compensation otherwise deductible in connection with awards granted under the Stock Incentive Plan will be subject to this limit. We expect that the majority of the compensation paid by the Company to the named executive officers in 2009 will be deductible to the Company. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. The Committee has not adopted a formal policy that requires all compensation paid to the named executives to be fully deductible.

Executive Compensation in 2010

In March 2010, the Compensation Committee approved the salaries of Messrs. Weber, Kilgore and Felletter for 2010, which did not increase from 2009. In March 2010, the Compensation Committee approved the portion of the salaries of Messrs. Kaufman and Elenio that the Company is required to reimburse Arbor Commercial Mortgage for pursuant to the amended management agreement, which did not increase from 2009.

The Compensation Committee intends to continue its strategy of compensating the Company’s named executive officers through programs that emphasize incentive compensation, fostering a pay-for-performance culture. To that end, a majority of executive compensation will continue to be tied to Company and individual performance, while maintaining an appropriate balance between cash and non-cash compensation.

Management Agreement

We are externally managed and advised by Arbor Commercial Mortgage pursuant to the terms of the amended management agreement described below. We believe Arbor Commercial Mortgage’s experience and reputation positions it to originate attractive investment opportunities for us. Our management agreement with Arbor Commercial Mortgage was developed to capitalize on synergies with Arbor Commercial Mortgage’s origination infrastructure, existing business relationships and management expertise. Since we currently employ only three executive officers and 29 employees in total, we rely to a significant extent on the facilities and resources of our Manager to conduct our operations.

Cost Reimbursement

For performing services under the amended management agreement, we reimburse Arbor Commercial Mortgage for its actual costs incurred to manage the Company’s business and operations pursuant to the terms of an annual budget, which is subject to the review and approval of the Independent Director Committee of the Board on an annual basis and is also subject to quarterly reconciliation procedures. The Manager’s annual budget includes an allocable portion of the base salaries, annual cash bonuses and employee benefits paid to employees of the Manager who provide services to the Company. We paid our Manager $8.0 million pursuant to the agreed-upon budget of the Manager for 2009. A portion of this amount represented the Company’s allocable portion of the base salary and annual cash bonuses paid to Messrs. Kaufman, Elenio and Weber with respect to their service in 2009.

Because our amended management agreement provides that Arbor Commercial Mortgage assumes principal responsibility for managing our affairs, certain of our executive officers, who are employees of our Manager, do not receive cash compensation or benefits directly from us for serving as our executive officers. However, pursuant to the terms of the amended management agreement, the Company reimburses the Manager for a portion of the base salaries, annual cash bonuses and employee benefits paid to employees of the Manager who provide services to the Company, including our Chief Executive Officer, Mr. Kaufman, and our Chief Financial Officer, Mr. Elenio. Such employees of the Manager are also eligible to receive grants of equity-based incentive awards under the Stock Incentive Plan. In their capacities as officers or employees of our Manager or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our Manager under the management agreement.

In 2009, we also made a one-time payment of $3.0 million to our Manager for costs incurred by the Manager in 2008.

Incentive Compensation

We also pay our Manager incentive compensation based on our performance as described in “Certain Relationships and Related Transactions— Management and Services Agreements.”

In 2009, Arbor Commercial Mortgage did not earn an incentive compensation fee. In 2008, Arbor Commercial Mortgage did not earn an incentive compensation fee and the overpayment of the incentive fee for the trailing twelve months in the amount of $2.9 million, of which $1.4 million was paid in 116,680 shares of common stock and $1.5 million paid in cash, was recorded and included in due from related party. In June, 2009, Arbor Commercial Mortgage repaid the $2.9 million in accordance with the amended management agreement described above. In addition, we recorded a $7.3 million deferred management fee recorded in the second quarter of 2008 related to the incentive compensation fee recognized from the monetization of the POM transaction in June 2008, which subsequently closed in the second quarter of 2009. In 2008, the $7.3 million deferred incentive compensation fee was paid in 355,903 shares of common stock and $4.1 million paid in cash, and was reclassified to prepaid management fees. In accordance with the amended management agreement, installments of the annual incentive compensation are subject to quarterly recalculation and potential reconciliation at the end of the fiscal year and any overpayments are required to be repaid in accordance with the management agreement. Since no incentive fee was earned for 2009, the prepaid management fee is to be paid back in installments of 25% due by December 31, 2010 and 75% due by June 30, 2012, with an option to make payment in both cash and Arbor Realty Trust, Inc. common stock provided that at least 50% of the payment is made in cash, and will be offset against any future incentive management fees or success-based payments earned by our manager prior to June 30, 2012.

We pay the annual incentive compensation in four installments, each within 60 days of the end of each fiscal quarter. The calculation of each installment is based on results for the 12 months ending on the last day of the fiscal quarter for which the installment is payable. These installments of the annual incentive compensation are subject to recalculation and potential reconciliation at the end of such fiscal year, and any overpayments are required to be repaid in accordance with the amended management agreement. Subject to the ownership limitations in our charter, at least 25% of this incentive compensation is payable to our manager in shares of our common stock having a value equal to the average closing price per share for the last 20 days of the fiscal quarter for which the incentive compensation is being paid.

The amended management agreement also provides for one-time incentive fees to be paid to our Manager upon the completion of specified corporate objectives and in the sole discretion of the Company’s independent directors. In the third quarter of 2009, we paid the Manager a total of $4.1 million as one-time incentive fee payments for the restructuring of our then outstanding trust preferred securities and Wachovia debt facilities.

Origination Fees

Under the terms of the amended management agreement, origination fees paid by borrowers for loans or investments made by us, less any payments to unaffiliated third party brokers or other unaffiliated third party costs in connection with the origination of these investments, are retained by us or otherwise reduce the base management fee installment for that month.

Term and Termination

The amended management agreement has an initial term up to December 31, 2010 and is renewable automatically for an additional one year period every year thereafter, unless terminated with six months’ prior written notice. If we terminate or elect not to renew the management agreement without cause, we are required to pay a termination fee of $10.0 million.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors has reviewed and discussed the “Compensation Discussion and Analysis” with the Company’s management. Based upon this review and their discussions, the Compensation Committee recommended that the Board of Directors include the “Compensation Discussion and Analysis” in the Company’s Proxy Statement for its 2010 annual meeting of stockholders.

Compensation Committee:

C. Michael Kojaian (Chairman)
Kyle Permut
William Helmreich
Melvin F. Lazar

April 6, 2010

Executive Compensation

Summary Compensation Table for 2009

The following table sets forth the total compensation amounts paid to our named executive officers for the years ended December 31, 2009, 2008 and 2007.

							All Other
		Salary		Bonus		Stock Awards	Compensation		Total
Name and Principal Position	Year	($)		($)		($)(1)	($)		($)

Ivan Kaufman	2009	$800,000	(2)	$0	(2)	$0	$0	(2)	$800,000
Chief Executive Officer and	2008	$0	(2)	$0	(2)	$0	$0	(2)	$0
President	2007	$0	(2)	$0	(2)	$0	$0	(2)	$0
Paul Elenio	2009	$270,000	(2)	$135,000	(2)	$39,300	$18,927	(2)	$463,227
Chief Financial Officer	2008	$0	(2)	$0	(2)	$333,950	$0	(2)	$333,950
	2007	$0	(2)	$0	(2)	$105,840	$0	(2)	$105,840
Fred Weber	2009	$500,000		$2,000,000	(2)	$39,300	$87,099	(3)	$2,626,399
Executive Vice President —	2008	$500,000		$750,000		$1,460,090	$4,962	(3)	$2,715,052
Structured Finance	2007	$491,667		$200,000		$1,512,000	$8,262	(3)	$2,211,929
Gene Kilgore	2009	$500,000		$600,000		$39,300	$45,873	(4)	$1,185,173
Executive Vice President —	2008	$495,833		$550,000		$897,020	$4,314	(4)	$1,947,167
Structured Securitization	2007	$394,583		$600,000		$604,800	$7,518	(4)	$1,606,901
John Felletter(5)	2009	$225,000		$275,000		$19,650	$4,163	(6)	$523,813
Senior Vice President —	2008	N/A		N/A		N/A	N/A		N/A
Asset Management	2007	N/A		N/A		N/A	N/A		N/A

(1)	Represents the aggregate grant date fair value of restricted common stock awards granted in 2009, 2008 and 2007, determined in accordance with FASB ASC Topic 718. See “Executive Compensation — Compensation Discussion and Analysis — Forms of Compensation — Stock-Based Awards” for further information.

(2)	Messrs. Kaufman and Elenio do not receive cash compensation or benefits from us for serving as our executive officers. They are employed and compensated by our Manager, Arbor Commercial Mortgage, who was reimbursed $800,000 and $405,000 in cash as the Company’s allocable portion of the annual compensation payable to Messrs. Kaufman and Elenio, respectively, and $450,000 of bonus payable to Mr. Weber. See “Compensation Discussion & Analysis — Management Agreement” for further information. Mr. Elenio also received a $15,187 reimbursement for taxes personally paid in 2009 upon the acceleration of the vesting of restricted stock, $3,308 for matching contributions to his 401(k) plan and $432 for basic term life insurance for 2009, reimbursed by us.

(3)	Amounts for 2009 represent a $81,912 reimbursement for taxes personally paid in 2009 upon the acceleration of the vesting of restricted stock, $3,675 for Company matching contributions to the 401(k) plan and $1,512 for basic term life insurance; amounts for 2008 represent $3,450 for Company matching contributions to the 401(k) plan and $1,512 for basic term life insurance; and amounts for 2007 represent $6,750 for Company matching contributions to the 401(k) plan and $1,512 for basic term life insurance.

(4)	Amounts for 2009 represent a $41,334 reimbursement for taxes personally paid in 2009 upon the acceleration of the vesting of restricted stock, $3,675 for Company matching contributions to the 401(k) plan and $864 for basic term life insurance; amounts for 2008 represent $3,450 for Company matching contributions to the 401(k) plan and $864 for basic term life insurance; and amounts for 2007 represent $6,750 for Company matching contributions to the 401(k) plan and $768 for basic term life insurance.

(5)	Mr. Felletter was not a named executive officer with respect to 2008 or 2007.

(6)	Represents $3,375 for Company matching contributions to the 401(k) plan and $788 for basic term life insurance.

Grants of Plan-Based Awards for 2009

The following shares of common stock were granted to the named executive officers pursuant to the Stock Incentive Plan during 2009.

			All Other Stock
			Awards: Number of	Grant Date Fair
			Shares of Stock or	Value of Stock
Name	Grant Date	Approval Date	Units (#)(1)	Awards ($)(2)

Ivan Kaufman	N/A	N/A	0	$0
Paul Elenio	04/21/09	04/08/09	30,000	$39,300
Fred Weber	04/21/09	04/08/09	30,000	$39,300
Gene Kilgore	04/21/09	04/08/09	30,000	$39,300
John Felletter	04/21/09	04/08/09	15,000	$19,650

(1)	These shares were fully vested as of the date of grant.

(2)	Represents the aggregate grant date fair value of the common shares, determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2009 Fiscal Year-End

There were no shares of common stock held by any of our named executive officers as of December 31, 2009 that were subject to vesting. In April 2009, the Compensation Committee approved the immediate vesting of all unvested restricted common stock awards granted to date. See “Compensation Discussion and Analysis — Forms of Compensation — Stock-Based Awards for 2009” for information regarding these grants.

Options Exercised and Stock Vested for 2009

The table below lists the number of shares of restricted common stock for each of our named executive officers that vested during 2009.

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting (#)	on Vesting ($)(1)

Ivan Kaufman	0	$0
Paul Elenio	56,906	$61,154
Fred Weber	160,606	$145,691
Gene Kilgore	96,206	$92,987
John Felletter	15,000	$19,650

(1)	Value realized equals the fair market value of the shares on the date the shares vested. In April 2009, the Compensation Committee approved the immediate vesting of all unvested restricted common stock awards granted to date. See “Compensation Discussion and Analysis — Forms of Compensation — Stock-Based Awards for 2009” for information regarding these grants.

Potential Payments Upon Termination of Change in Control

The Company does not maintain employment, severance or change in control agreements with any of the named executive officers and therefore, the Company is not obligated to pay cash severance to any of the named executive officers upon a termination of their employment.

Director Compensation

The Compensation Committee’s recommendations regarding compensation of the Company’s directors are reported to, and approved by, the full Board of Directors. The Compensation Committee grants restricted stock awards to new directors upon their election to the Board of Directors on a pro rata basis.

Each of our independent directors is paid a director’s fee of $25,000 per year. Each independent director who serves as chairman of the Audit Committee is paid an additional fee of $10,000 per year, each independent director who serves as chairman of the Compensation Committee is paid an additional fee of $5,000 per year and each independent director who serves as chairman of the Nominating/Corporate Governance Committee is paid an additional fee of $3,000 per year. Each of the three members of a sub-committee of Independent Directors appointed to review and approve the amended management agreement was paid $50,000. Each non-management director is also paid (i) a fee of $2,000 for each board or committee meeting that he or she attends in person, and (ii) a fee of $1,000 for each telephone board or committee meeting that he or she attends. Effective as of January 1, 2009, non-management directors participating in weekly telephone meetings relating to market conditions are paid the sum of $300 per meeting. In addition, we reimburse all directors for reasonable out of pocket expenses incurred in connection with their services on the Board of Directors. We also reimburse all directors up to $2,500 per year for continuing education costs incurred in connection with their services on the Board of Directors.

On April 21, 2009, the Compensation Committee granted all of our directors (other than Mr. Kaufman) 10,000 shares of fully vested common stock under our Stock Incentive Plan. The Compensation Committee granted each of our six independent directors an award of 15,000 shares of fully vested common stock under our Stock Incentive Plan as of April 1, 2010.

The following table sets forth the compensation amounts paid by us to our directors for the year ending December 31, 2009.

			All Other
	Fees Earned or Paid	Stock Awards	Compensation
Name	in Cash ($)	($)(1)(2)	($)(3)	Total ($)

John J. Bishar, Jr.(4)	$87,667	$13,100	$891	$101,658
Archie R. Dykes	$52,300	$13,100	$891	$66,291
Karen K. Edwards	$51,300	$13,100	$1,017	$65,417
William Helmreich	$47,700	$13,100	$1,032	$61,832
Walter K. Horn(5)	$0	$13,100	$1,687	$14,787
C. Michael Kojaian	$43,100	$13,100	$1,032	$57,232
Melvin F. Lazar	$108,300	$13,100	$969	$122,369
Joseph A. Martello(5)	$0	$13,100	$4,958	$18,058
Kyle A. Permut	$91,300	$13,100	$1,017	$105,417

(1)	Represents the aggregate grant date fair value of restricted common stock awards granted in 2009, determined in accordance with FASB ASC Topic 718. See “Executive Compensation — Compensation Discussion and Analysis — Forms of Compensation — Stock-Based Awards for 2009” for further information.

(2)	The number of shares and grant date fair value of common stock awards granted during 2009 are set forth below. Each of these awards consisted of shares of common stock that were issued without vesting restrictions as of the grant date.

		Grant Date Fair
	Number of Shares	Value of Stock
Name	Granted (#)	Awards ($)

John J. Bishar, Jr.	10,000	$13,100
Archie R. Dykes	10,000	$13,100
Karen K. Edwards	10,000	$13,100
William Helmreich	10,000	$13,100
Walter K. Horn	10,000	$13,100
C. Michael Kojaian	10,000	$13,100
Melvin F. Lazar	10,000	$13,100
Joseph Martello	10,000	$13,100
Kyle A. Permut	10,000	$13,100

(3)	As of April 8, 2009 the Compensation Committee accelerated the vesting of all then unvested shares underlying previously granted restricted common stock as of such date. Amounts in this column represent reimbursement for personal taxes paid by the directors in 2009 upon the acceleration of the vesting of the shares.

(4)	Mr. Bishar was appointed General Counsel of Arbor Commercial Mortgage, our Manager, in September 2009 and thus did not receive fees for his service as director thereafter.

(5)	Mr. Horn, who is currently our Corporate Secretary and was our General Counsel and Director of Compliance until his retirement from those positions effective January 1, 2008, and Mr. Martello, the Chief Operating Officer of Arbor Management, LLC (which is the managing member of Arbor Commercial Mortgage) do not receive cash fees for their service as directors. The amounts shown in the Stock Awards column of the table above relate to restricted stock awards granted to Messrs. Horn and Martello pursuant to the Stock Incentive Plan in their capacities as directors of the Company.

Additional Grants Made Pursuant to the Stock Incentive Plan

The Compensation Committee granted each of our six independent directors an award of 15,000 shares of fully vested common stock under our Stock Incentive Plan as of April 1, 2010.

Consistent with its historical practice of granting annual stock based awards to certain executive officers of the Company, employees of the Company and the Manager with respect to their service to the Company in the most recently completed fiscal year, in 2010, the Compensation Committee may, in its sole discretion, grant certain of these executives and employees stock-based awards, consisting of restricted stock with a multi-year vesting schedule and/or stock options with a multi-year vesting schedule under our Stock Incentive Plan with respect to their service to the Company in 2009.

Compensation Committee Interlocks and Insider Participation

Messrs. Kojaian, Lazar and Permut and Dr. Helmreich served as members of our Compensation Committee during 2009 and to date. Dr. Helmreich has been retained as a part-time consultant in the capacity of chairman for Academic Affairs by North Shore Hebrew Academy since 2000. Prior to 2000, Dr. Helmreich was the President of North Shore Hebrew Academy. Our Chairman and Chief Executive Officer, Mr. Kaufman, and Dr. Helmreich are both members of the Board of Trustees of North Shore Hebrew Academy High School.

Equity Compensation Plan Information

The following table presents information as of December 31, 2009 regarding the Stock Incentive Plan and the incentive compensation provisions of our management agreement with Arbor Commercial Mortgage, which are our only equity compensation plans:

	Number of Securities to be	Weighted Average
	Issued Upon Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
Plan Category	Warrants and Rights	Warrants and Rights	for Future Issuance

Equity compensation plans approved by security holders:
2003 Omnibus Stock Incentive Plan(1)	0	N/A	1,381,843
Incentive Compensation pursuant to Management Agreement(2)	0	N/A	See Note 3
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	0	N/A	1,381,843	(3)

(1)	On June 18, 2009, the shareholders authorized the issuance of an additional 1,250,000 shares of the Company’s common stock to be used for grants under the Stock Incentive Plan.

(2)	Pursuant to the terms of our management agreement with Arbor Commercial Mortgage, at least 25% of the incentive compensation earned by our Manager is payable in shares of our common stock having a value equal to the average closing price per share for the last twenty days of the fiscal quarter for which the incentive compensation is being paid. Arbor Commercial Mortgage has the right to elect to receive 100% of the incentive compensation in shares of our common stock. See “Compensation Discussion and Analysis — Management Agreement” for information regarding the terms of our management agreement and the incentive compensation payable to Arbor Commercial Mortgage thereunder. Our sole stockholder immediately prior to the date we entered into the management agreement with Arbor Commercial Mortgage approved the issuance of shares of our common stock to Arbor Commercial Mortgage pursuant to the incentive compensation provisions of the management agreement.

(3)	The number of securities remaining available for future issuance to Arbor Commercial Mortgage as incentive compensation pursuant to the management agreement depends on the amount of incentive compensation earned by Arbor Commercial Mortgage in the future and therefore is not yet determinable.

The Compensation Committee granted each of our six independent directors an award of 15,000 shares of fully vested common stock under our Stock Incentive Plan as of April 1, 2010. Consistent with its historical practice of granting annual stock based awards to certain executive officers of the Company and employees of the Company and the Manager with respect to their service to the Company in the most recently completed fiscal year, in 2010, the Compensation Committee may, in its sole discretion, grant certain of these executives and employees stock-based awards, consisting of restricted stock with a multi-year vesting schedule and/or stock options with a multi-year vesting schedule under our Stock Incentive Plan with respect to their service to the Company in 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates how many shares of our common stock are beneficially owned by (i) each of our directors and each nominee for director; (ii) each of our executive officers; and (iii) all of our directors and executive officers as a group. The following table also indicates how many shares of our common stock are beneficially owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, in each case, based solely on, and as of the date of, such person’s filing of a Schedule 13D or Schedule 13G with the SEC. Unless otherwise indicated, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In accordance with SEC beneficial ownership rules, the following table attributes to Arbor Commercial Mortgage (and to Mr. Kaufman, as the controlling owner of Arbor Commercial Mortgage) beneficial ownership of the 5,383,323 shares of common stock currently held by Arbor Commercial Mortgage.

	Shares of Common Stock
	Beneficially Owned
Name and Address(1):	Number(2)	Percentage(3)

Ivan Kaufman(4)	5,507,872	21.6%
Arbor Commercial Mortgage, LLC(4)	5,383,323	21.1%
John J. Bishar, Jr.(5)	26,050	*
Archie R. Dykes	31,750	*
Karen K. Edwards	44,336	*
William Helmreich	105,100	*
Walter K. Horn(6)	46,500	*
C. Michael Kojaian(7)	1,131,500	4.4%
Melvin F. Lazar	128,600	*
Joseph Martello(8)	58,940	*
Kyle A. Permut	49,417	*
Paul Elenio(9)	83,140	*
John Felletter(10)	15,000	*
Gene Kilgore(11)	142,090	*
Fred Weber(12)	270,640	1.1%
All directors and executive officers as a group (14 persons)	7,640,935	30.0%

*	Less than one percent.

(1)	Unless otherwise indicated in the following footnotes, the address for each person or entity listed in the table above is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof.

(3)	The 25,477,410 shares of our common stock outstanding at April 5, 2010 are considered the total number of shares of our common stock outstanding for the purpose of calculating each person’s percentage of beneficial ownership of shares of our common stock.

(4)	Mr. Kaufman, together with (i) the Ivan and Lisa Kaufman Family Trust, (ii) the Ivan Kaufman Grantor Retained Trust and (iii) Arbor Management, LLC, the managing member of Arbor Commercial Mortgage and an entity owned wholly by Mr. Kaufman and his wife, beneficially own approximately 91% of the outstanding membership interests of Arbor Commercial Mortgage.

(5)	Mr. Bishar holds a 0.4% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Bishar.

(6)	Mr. Horn, through his wife, holds a 1.3% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Horn.

(7)	Includes 1,000,000 shares of common stock purchased by Kojaian Ventures, L.L.C., of which the sole members are Mr. Kojaian and Kojaian Ventures — MM, Inc., of which Mr. Kojaian is the sole stockholder.

(8)	Mr. Martello holds a 1.3% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Martello.

(9)	Mr. Elenio holds a 0.3% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Elenio.

(10)	Mr. Felletter holds a 0.2% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Felletter.

(11)	Mr. Kilgore holds a 0.3% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Kilgore.

(12)	Mr. Weber holds a 0.9% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Weber.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a class of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during and with respect to the fiscal year ended December 31, 2009 all filings required by Section 16(a) of the Exchange Act were timely made, except for a Form 3 for Mr. Felletter with respect to his appointment as an executive officer on November 5, 2008 and a Form 4 with respect to his acquisition of 15,000 shares of restricted common stock pursuant to a grant under our Stock Incentive Plan on April 21, 2009, and a Form 4 for Ms. Edwards’ sale of 664 shares on March 6, 2009 (which was reported on April 8, 2009).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons

In recognition of the fact that transactions involving related parties can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, the Board of Directors has adopted a written policy, the Policy and Procedures With Respect to Related Person Transactions, which we refer to as our Related Persons Policy, which provides for the review and approval (or, if completed, ratification) by the Independent Director Committee (or, in certain circumstances, the Chair of the Independent Director Committee) of all transactions involving the Company in which a related party is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. All Related Persons are required to report to our Corporate Secretary, who is required to submit to our Independent Director Committee any such related party transaction prior to its completion.

Our Related Persons Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

A “Related Person”, as defined in our Related Persons Policy, means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including (i) the related person’s relationship to us and his or her interest in the transaction, (ii) the proposed aggregate value of the transaction, or, in the case of indebtedness, the amount of principal that would be involved, (iii) the benefits to us, (iv) the availability of comparable products or services that would avoid the need for a related person transaction and (v) the terms of the transaction and the terms available to unrelated third parties or to employees generally.

Relationships with Our Manager

Arbor Commercial Mortgage’s Ownership Interest in the Company and Related Registration Rights

Arbor Commercial Mortgage currently owns 5,383,323 shares of our common stock, representing approximately 21.1% of the voting power of our common stock. We have granted Arbor Commercial Mortgage shelf registration rights, or, if such rights are not available, demand registration rights with respect to the 5,383,323 shares currently owned by it. Arbor Commercial Mortgage is also entitled to participate in primary or secondary offerings of our common stock with respect to these shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of Arbor Commercial Mortgage so long we are still obligated to register any of the shares currently owned by Arbor Commercial Mortgage pursuant to the registration rights agreement.

Common Management

Mr. Ivan Kaufman, our Chairman and Chief Executive Officer, is also the Chief Executive Officer of Arbor Commercial Mortgage. Mr. Kaufman and entities controlled by Mr. Kaufman collectively own 91% of the outstanding membership interests in Arbor Commercial Mortgage. Mr. Joseph Martello, one of our directors, currently serves as the Chief Operating Officer of Arbor Management, LLC, the managing member of Arbor Commercial Mortgage. Mr. Martello owns a 1.3% interest in Arbor Commercial Mortgage and is also the sole trustee of the Ivan and Lisa Kaufman Family Trust for the benefit of Mr. Kaufman’s family, which owns a 35% interest in Arbor Commercial Mortgage, and a co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust, which also owns an equity interest in Arbor Commercial Mortgage. Mr. John Bishar, one of our directors, currently serves as General Counsel to Arbor Commercial Mortgage. Mr. Bishar, the General Counsel of Arbor Commercial Mortgage, owns a 0.4% interest in Arbor Commercial Mortgage. Mr. Paul Elenio, our Chief Financial Officer and Treasurer, currently serves as the Chief Financial Officer of Arbor Commercial Mortgage. Mr. Elenio owns a 0.3% interest in Arbor Commercial Mortgage. Mr. Walter Horn, our Corporate Secretary and one of our directors, served as the Corporate Secretary of Arbor Commercial Mortgage until his retirement from this position effective January 1, 2008. Mr. Horn owns a 1.3% interest in Arbor Commercial Mortgage, which is held in his wife’s name. Mr. Fred Weber, our Executive Vice President of Structured Finance, was responsible for overseeing Arbor Commercial Mortgage’s structured finance and principal transactions group from 1999 until July 1, 2003. Mr. Weber owns a 0.9% interest in Arbor Commercial Mortgage. Mr. Gene Kilgore, our Executive Vice President — Structured Securitization, owns an interest in Arbor Commercial Mortgage which represents 0.3% of the outstanding membership interests. Mr. John Felletter, our Senior Vice President — Asset Management owns a 0.2% interest in Arbor Commercial Mortgage. Each of Messrs. Kaufman, Martello, Bishar, Elenio, Weber, Kilgore and Horn is a member of Arbor Commercial Mortgage’s executive committee.

Management and Services Agreements

We and our operating partnership have entered into a management agreement with Arbor Commercial Mortgage, pursuant to which Arbor Commercial Mortgage provides for the day to day management of our operations. Arbor Commercial Mortgage is also required to provide us with a right of first refusal with respect to all structured finance investment opportunities in the multi-family and commercial real estate markets that are identified by Arbor Commercial Mortgage or its affiliates as long as such investment opportunities are consistent with our investment objectives and guidelines and such investment opportunities would not adversely affect our status as a REIT. We have agreed not to pursue, and to allow Arbor Commercial Mortgage to pursue, any opportunity in structured finance investment opportunities in the multi-family and commercial real estate markets if the opportunity is rejected by our credit committee and a majority of our independent directors.

On August 6, 2009, we amended and restated our management agreement with Arbor Commercial Mortgage. The amendment was negotiated by a three-member subcommittee of the Independent Director Committee of the Board and was approved by all of the Company’s independent directors. JMP Securities LLC served as financial advisor to the special committee and Skadden, Arps, Slate, Meagher & Flom LLP served as its special counsel. The amended management agreement includes the following new terms, effective as of January 1, 2009:

•	The previous base management fee, which was calculated as a percentage of our equity, was replaced with an arrangement whereby we reimburse the Manager for its actual costs incurred in managing our business, including an allocable portion of the base salaries and annual cash bonuses payable to employee of the Manger who provide services to the Company. This modification was made retroactive to January 1, 2009.

•	All future origination fees on investments are retained by us, whereas under the prior agreement, origination fees up to 1% of the loan were retained by Arbor Commercial Mortgage.

•	We made a $3.0 million payment to the Manager in consideration of expenses incurred by the Manager in 2008 in managing our business and certain other services.

•	The percentage hurdle for the incentive fee is applied on a per share basis to the greater of $10.00 and the average gross proceeds per share, whereas the previous management agreement provided for such percentage hurdle to be applied only to the average gross proceeds per share. In addition, only 60% of any loan loss and other reserve recoveries are eligible to be included in the incentive fee calculation, which are to be spread over a three year period, whereas the previous management agreement did not limit the inclusion of such recoveries in the incentive fee calculation.

•	The amended management agreement provides that we may consider, from time to time, the payment of additional fees to the Manager for accomplishing certain specified corporate objectives.

•	The amended management agreement modifies and simplifies the provisions related to the termination of the agreement and any related fees payable in such instances, including for internalization, with a termination fee of $10.0 million, rather than payment based on a multiple of base and incentive fees as previously existed.

•	The amended management agreement is in effect until December 31, 2010, and is renewable automatically for successive one-year terms thereafter.

We and our operating partnership have also entered into a services agreement with Arbor Commercial Mortgage pursuant to which our asset management group provides asset management services to Arbor Commercial Mortgage. In the event that the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our Board of Directors, we will negotiate in good faith with our Manager an adjustment to our Manager’s base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group. As of December 31, 2009, there have been no such adjustments pursuant to the services agreement.

Non-Competition Agreement

We have entered into a non-competition agreement with Mr. Kaufman pursuant to which he has agreed not to pursue any structured finance opportunities in the multi-family and commercial real estate markets unless a majority of our independent directors affirmatively approves the pursuit by Mr. Kaufman of such opportunity that a majority of our independent directors and our credit committee have rejected on our behalf. Mr. Kaufman has also agreed that if he is no longer an affiliate of Arbor Commercial Mortgage and, within the first five years of the term of the management agreement, he is no longer our Chief Executive Officer other than because of certain reasons specified in the non-competition agreement, he will not engage in the structured finance lending business for a period of one year after the earlier of his departure from us or the regular expiration of the one year origination period described in the management agreement. Mr. Kaufman’s non-competition agreement also prohibits Mr. Kaufman from soliciting our customers or employees during its term.

Benefits Participation Agreement

We have also entered into a benefits participation agreement with Arbor Commercial Mortgage, pursuant to which our employees are able to participate in any employee benefit plans maintained by Arbor Management for the benefit of Arbor Commercial Mortgage employees. Arbor Management charges us an amount equal to its cost of providing benefits to each of our employees.

Related Party Loans and Investments

Due from related party was $15.2 million at December 31, 2009 and consisted of $7.0 million for a loan paydown received by Arbor Commercial Mortgage in December 2009, which was repaid in the first quarter of 2010, $0.9 million of escrows due from Arbor Commercial Mortgage related to 2009 real estate asset transactions and $7.3 million reclassified from prepaid management fee — related party, related to a Prime Outlets Member, LLC transaction that closed in 2009. In accordance with the August 2009 amended management agreement, since no incentive fee was earned for 2009, the prepaid management fee is to be paid back in installments of 25% due by December 31, 2010 and 75% due by June 30, 2012, with an option to make payment in both cash and Arbor Realty Trust, Inc. common stock provided that at least 50% of the payment is made in cash, and will be offset against any future incentive management fees or success-based payments earned by our manager prior to June 30, 2012. Due to related party was $2.0 million and consisted primarily of base management fees due to Arbor Commercial Mortgage, which will be remitted by the Company in 2010. See “Executive Compensation — Compensation Discussion and Analysis — Management Agreement — Incentive compensation” for further details.

During 2009, we purchased from Arbor Commercial Mortgage, approximately $20.0 million of our investment grade rated bonds originally issued by two of its three collateralized debt obligation issuing entities and approximately $9.4 million of junior subordinated notes originally issued by a wholly-owned subsidiary of our operating partnership for $9.1 million. Arbor Commercial Mortgage had purchased the collateralized debt obligation notes from third party investors for $8.2 million in 2008, and the junior subordinated notes from third party investors for 1.3 million in 2009.

General

Every transaction entered into between us and an entity in which Arbor Commercial Mortgage holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these investments include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on the investment and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.

Arbor Commercial Mortgage may from time to time provide permanent mortgage loan financing to clients of ours, which will be used to refinance bridge financing provided by us. We and Arbor Commercial Mortgage may also make loans to the same borrower or to borrowers that are under common control. Additionally, our policies and those of Arbor Commercial Mortgage may require us to enter into intercreditor agreements in situations where loans are made by us and Arbor Commercial Mortgage to the same borrower.

In addition, we may enter into future transactions with Arbor Commercial Mortgage with the approval of our independent directors.

Other Relationships and Related Transactions

Mr. Fred Weber, our executive vice president of structured finance, continues to serve on Arbor Commercial Mortgage’s executive committee and provide services to Arbor Commercial Mortgage. Mr. Weber does not receive a salary from Arbor Commercial Mortgage but may receive production payments from Arbor Commercial Mortgage for originating loans on its behalf.

Mr. Walter Horn, our Corporate Secretary and one of our directors, served as the Corporate Secretary of Arbor Commercial Mortgage until his retirement from this position effective January 1, 2008. Mr. Horn has an agreement with the Company pursuant to which he is paid $150,000 per year plus employee benefits for his service as our Corporate Secretary. The terms of this agreement ends on December 31, 2010.

Arbor Management LLC, the managing member of Arbor Commercial Mortgage, has made loans during the past few years to several of our executive officers in order for them to finance their Class B membership interests of Arbor Commercial Mortgage. The largest aggregate outstanding principal balance to Mr. Elenio during the two year period ended December 31, 2009 was $29,279 and the outstanding balance as of December 31, 2009 was $10,412. Mr. Elenio made principal payments totaling $18,867 and $18,578 during the years ended December 31, 2009, and 2008, respectively. The interest rate on the loans is prime and interest payments totaled $509 and $1,931 during the years ended December 31, 2009 and 2008, respectively. There were no loans outstanding to Mr. Weber as of December 31, 2009 or 2008. The largest aggregate outstanding principal balance to Mr. Kilgore during the two year period ended December 31, 2009 was $132,143 and the outstanding balance as of December 31, 2009 was $110,714. Mr. Kilgore made principal payments totaling $21,429 and $7,143 during the years ended December 31, 2009 and 2008, respectively. The interest rate on the loans is prime and interest payments totaled $3,827 and $5,513 during the years ended December 31, 2009 and 2008, respectively. The largest aggregate outstanding principal balance to Mr. Horn during the two year period ended December 31, 2009 was $14,571 and the outstanding balance as of December 31, 2009 was $4,571. Mr. Horn made a principal payment of $10,000 during the year ended December 31, 2009. The interest rate on the loan is prime and interest payments totaled $356 and $805 during the years ended December 31, 2009 and 2008, respectively. Our current policies and procedures, as well as those of Arbor Commercial Mortgage, do not allow for the lending of funds to any of our directors, officers or employees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors, following the recommendation of the Nominating/Corporate Governance Committee, has recommended that Mr. John J. Bishar, Dr. Archie R. Dykes, Mr. Joseph Martello and Mr. Kyle A. Permut, each be elected to serve on the Board of Directors, each until the Company’s annual meeting of stockholders for 2013 and until their respective successors are duly elected and qualify.

Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional nominee as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company’s charter and bylaws.

Election of each of the director nominees named in this Proposal No. 1 requires the affirmative vote of a plurality of the shares of our voting securities cast in the election of directors at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors’ nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2010. The board has endorsed this appointment. Ernst & Young audited our consolidated financial statements for fiscal years ended December 31, 2009 and December 31, 2008. A representative of Ernst & Young is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of Ernst & Young as our independent registered public accounting firm for fiscal year 2010 requires the affirmative vote of a majority of the shares of our voting securities cast on the proposal at the annual meeting.

If this appointment is not ratified by our stockholders, the Audit Committee and the board may reconsider its recommendation and endorsement, respectively. Abstentions will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Accountants’ Fees

Aggregate fees for professional services rendered for us by Ernst & Young and its affiliates for fiscal years ended December 31, 2009 and December 31, 2008 were as follows:

	2009	2008

Audit Fees	$1,411,587	$1,286,000
Audit-Related Fees	84,268	80,461
Tax Fees	0	0
All Other Fees	0	0

Total	$1,495,855	$1,366,461

The Audit Fees billed were for professional services rendered for the audit of our consolidated financial statements for fiscal years ended December 31, 2009 and December 31, 2008 and for other services, including compliance with the Sarbanes-Oxley Act of 2002, review of financial statements included in Form 10-Q, issuance of comfort letters, consents and review of the Company’s registration statements under the Securities Act that were filed with the SEC in those fiscal years.

The Audit-Related Fees were for professional services rendered relating to (i) due diligence and agreed-upon procedures for 2009, and (ii) due diligence and agreed-upon procedures for 2008.

Audit Committee Pre-Approval Policy

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by Ernst & Young to ensure that the work does not compromise its independence in performing audit services. The Audit Committee also reviews and pre-approves all audit services. In some cases, pre-approval of a particular category or group of services, such as tax consulting services and audit services, is provided by the full Audit Committee for up to a year and is subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the full Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Ernst & Young during 2009 and 2008 under such provision.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2010.

STOCKHOLDER PROPOSALS FOR 2011

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Nominating/Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the Company’s 2011 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in the Company’s proxy statement for that meeting, the stockholder proposal must be received by the Company at its corporate headquarters, located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Secretary, on or before December 7, 2010.

In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered at the Company’s 2011 annual meeting of stockholders, such proposal must contain the information required by the Company’s bylaws and be received by the Company in accordance with the Company’s bylaws. Pursuant to the Company’s current bylaws, stockholder proposals made outside of Rule 14a-8 under the Exchange Act must be submitted not later than January 6, 2011 and not earlier than December 7, 2010; provided, however, in the event that mailing of the notice for the 2011 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after April 6, 2011, a proposal by a stockholder to be timely must be delivered not earlier than the 120th day prior to the date that mailing of the notice for such meeting is first made and not later than the close of business on the later of (1) the 90th day prior to the date that mailing of the notice for such meeting is first made and (2) the tenth day following the date on which public announcement of the date of the 2011 annual meeting of stockholders is first made.

OTHER MATTERS

Our Board of Directors knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,

Walter K. Horn
Secretary

April 6, 2010
Uniondale, New York

ANNUAL MEETING OF STOCKHOLDERS OF
ARBOR REALTY TRUST, INC.
May 18, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.arborrealtytrust.com/cm.htm
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

■ 20430000000000000000 8	051810

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR Proposal 1.					The Board of Directors recommends a vote FOR Proposal 2.		FOR	AGAINST	ABSTAIN
Proposal 1. Election of four Class I directors to serve on the Board of Directors of Arbor Realty Trust, Inc.					Proposal 2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Arbor Realty Trust, Inc. for fiscal year 2010.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	John J. Bishar, Jr. Archie R. Dykes		Proposal 3.	To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Joseph Martello Kyle A. Permut
☐	FOR ALL EXCEPT (See instructions below)
This proxy, when properly executed, will be voted in the manner directed below. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of Arbor Realty Trust, Inc.’s Annual Report to Stockholders for the fiscal year ended December 31, 2009 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■

ANNUAL MEETING OF STOCKHOLDERS OF
ARBOR REALTY TRUST, INC.
May 18, 2010

PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.arborrealtytrust.com/cm.htm
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  â

■ 20430000000000000000 8	051810

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR Proposal 1.					The Board of Directors recommends a vote FOR Proposal 2.		FOR	AGAINST	ABSTAIN
Proposal 1.	Election of four Class I directors to serve on the Board of Directors of Arbor Realty Trust, Inc.				Proposal 2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Arbor Realty Trust, Inc. for fiscal year 2010.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	John J. Bishar, Jr. Archie R. Dykes		Proposal 3.	To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Joseph Martello Kyle A. Permut

☐	FOR ALL EXCEPT (See instructions below)
This proxy, when properly executed, will be voted in the manner directed below. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of Arbor Realty Trust, Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 2009 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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ARBOR REALTY TRUST, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2010
The undersigned stockholder of Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Paul Elenio and Walter K. Horn, and each of them, the proxy or proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on May 18, 2010 at 1:00 p.m., local time, at The Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all proxies possessed by the undersigned if personally present at the meeting.
This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

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